UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: May 29, 2025

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)Dismissal of Independent Registered Public Accounting Firm

On May 29, 2025 (the “Notice Date”), SmartFinancial, Inc. (the “Company”) notified Forvis Mazars, LLP (“Forvis”) that it was being dismissed as the Company's independent registered public accounting firm as of the Notice Date. The dismissal of Forvis was made at the direction of the Audit Committee of the Company’s Board of Directors.

The audit reports of Forvis on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2024, and 2023 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2024, and 2023, and the subsequent interim period from January 1, 2025 through the Notice Date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Forvis on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of  Forvis, would have caused Forvis to make reference to the subject matter of the disagreement in connection with Forvis’s reports on the Company’s consolidated financial statements for 2024 and 2023, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Forvis with a copy of the disclosures in this Current Report on Form 8-K (this "Report") prior to filing this Report with the Securities and Exchange Commission (the "SEC"). The Company requested that Forvis furnish it with a letter addressed to the SEC stating whether Forvis agrees with the statements made by the Company regarding Forvis in this Report and, if not, stating the respects in which it does not agree. A copy of Forvis’s letter dated May 30, 2025, to the SEC is filed as Exhibit 16.1 to this Report.

(b)Engagement of Independent Registered Public Accounting Firm

On May 30, 2025, the Company notified Elliott Davis, PLLC (“Elliott Davis”) that it had been selected to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to completion of Elliott Davis’s standard client acceptance procedures. The selection of Elliott Davis was approved by the Audit Committee of the Company’s Board of Directors on May 29, 2025.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period from January 1, 2025 through the Notice Date, neither the Company nor anyone acting on its behalf consulted with Elliott Davis regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Elliott Davis concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Forvis Mazars, LLP, dated May 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: May 30, 2025
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer